                                                                  EXHIBIT 10.100


          CDMA WAP (Phase IV) Equipment and Service Purchase Agreement




                          Contract No.: CUIEC-04CIN1407




                        Place of Signing: Beijing, China

Article 1    Objectives of Contract, Statement and Warranties.......4

Article 2    Definition.............................................5

Article 3    Subject Matter, Contents and Scope of this Contract....7

Article 4    Purchase Price.........................................7

Article 5    Payment and Payment Terms..............................9

Article 6    Delivery and its Terms................................12

Article 7    Packing, Marking, Transportation and Insurance........13

Article 8    Standards and Commodity Inspection....................14

Article 9    Installation, Testing (Preliminary Acceptance
             Test), Trial Run And Final Acceptance Test............15

Article 10   Technical Assurance And Warranty......................18

Article 11   Spare Parts...........................................21

Article 12   Additional Order and Capacity Expansion...............22

Article 13   Claims................................................22

Article 14   Force Majeure.........................................24

Article 15   Arbitration...........................................24

Article 16   Notice................................................25

Article 17   Assignment............................................25

Article 18   Confidentiality, Use of Information, Intellectual
             Property Right and Patent.............................25

Article 19   Trademark.............................................28

Article 20   Modification..........................................28

Article 21   Miscellaneous Terms...................................28

Article 22   Interface Requirements................................29

Article 23   Tax...................................................29

Article 24   Governing Law.........................................29

Article 25   Y2K Warranty..........................................29

Article 26   Contents and Term of Contract.........................30

APPENDIX 1    TECHNICAL CONFIGURATION AND SUGGESTIONS

APPENDIX 2    TABLE OF EQUIPMENT PRICES

APAPENIX 3    EQUIPMENT AND SERVICE LIST

APPENDIX 4    SCHEDULE OF PROJECT PROGRESS

APPENDIX 5    TRAINING (INCLUDING INTRODUCTION TO TRAINING COURSES AND THE
              COVERAGE OF TRAINING FEES)

APPENDIX 6    PROCEDURES AND STANDARDS FOR PRELIMINARY AND FINAL ACCPETANCE
              TESTS

APPENDIX 7    ENGINEERING INTERFACE

APPENDIX 8    INFORMATION OF EQUIPMENT AND TECHNOLOGY (INCLUDING THE DESCRIPTION
              OF PERFORMANCE), SYSTEM MAINTENANCE, REPAIR AND MANUFACTURER
              SERVICE

APPENDIX 9    ANSWERS TO BUSINESS QUESTIONS

APPENDIX 10   AUTHORIZATION LETTERS OF THE SIGNATORIES (ORIGINAL), COPY OF
              SELLER'S BUSINESS LICENSE AND OTHER RELATED QUALIFICATIONS AND
              GUARANTEE LETTER ISSUED UNDER THE AUTHORIZATION OF PARENT COMPANY

Buyer:  Unicom Import & Export Company Limited

Registered Address: Zhangjiagang Hotel, 18 Maolinju, Muxidi, Haidian District,
                    Beijing, China.

Post Code: 100038

Business License Registration No.: 1000001001802

Legal Representative: Wu Duhua             Title:

Tel: 010-66505588                          Fax:

End-User: Unicom New Times Mobile Telecommunications Company Limited

Registered Address: No.A133 of North Street of Xidan, Xicheng District, Beijing,
                    China

Post Code: 100032

Business License Registration No.: 1000001003499 (2-1)

Legal Representative:  Zhang Yungao        Title: Chairman

Tel:  010-66505508                         Fax: 010-66110768

Seller/System Integrator: Hurray! Times Communications (Beijing) Ltd.

Registered Address: Room B05B, Floor B, Tongheng Builidng, No. 4 Huayuan Road,
                    Haidian District, Beijing, China

Post Code:

Business License Registration No.: 017486

Legal Representative: Xiang Songzuo        Title: Chairman

Tel: 010-65188989                          Fax: 010-85181531

Place of Signing: Beijing, China

                                    RECITALS
                                    --------

1. Unicom Import & Export Company Limited (hereinafter referred to as "Buyer") is a limited liability company incorporated in Beijing, and validly existing in accordance with the law of the People's Republic of China ("China");

2. Unicom New Times Mobile Company Limited (hereinafter referred to as "End-user") is a limited liability company incorporated in China, and validly existing in accordance with the law of China;

3. Hurray! Times Communications (Beijing) Ltd. (hereinafter referred to as "Seller") is a limited liability company incorporated in China and validly existing in accordance with the law of the China;

4. The Seller desires to sell and furnish to the End-user through the Buyer, and the End-user desires to purchase from the Seller through the Buyer, the Subject Matter of this Contract;

5. The Buyer, the End-user and the Seller hereby agree to execute this Contract pursuant to the Contract Law of the People's Republic of China and other relevant laws and regulations of China.

ARTICLE 1       Objectives of Contract, Statement and Warranties

        1.1 The End-user will enter into this Contract with the Seller through the Buyer to purchase the Subject Matter for the establishment of the Contracted Equipment for its normal and continuous Commercial Operation; while the Seller will enter into this Contract with the End-user through the Buyer to sell the Subject Matter for the consideration set forth in this Contract.

        1.2 To realize the objectives of this Contract, the Buyer and the End-user hereby represent and warrant to the Seller as follows:

                1.2.1 Considering that the End-user and the Buyer intend to purchase the Subject Matter and its related services, the End-user and the Buyer hereby undertake to jointly perform the Buyer's obligations hereunder and to be jointly and severally liable for any default under this Contract;

                1.2.2 The signatories of the Buyer and the End-user have been duly authorized to execute this Contract.

        1.3 To realize the objectives of this Contract, the Seller hereby represents and warrants to the Buyer and End-user as follows:

                1.3.1 The Seller is a legal entity of China incorporated and validly existing in accordance with the law of China;

                1.3.2 The Seller possesses complete ownership of the Contracted Equipment, and is duly and legally authorized to sell the Contracted Equipment to the Buyer and is able to perform its obligations herein;

                1.3.3 The Seller undertakes that the Contracted Equipment is brand new and suitable for the objective of this Contract, and will perform in accordance with the functionality and technical specification as set out in the Equipment Manual hereof;

                1.3.4 The Seller undertakes that the Contracted Equipment and related services provided to the Buyer and End-user under this Contract will meet the needs for their normal and continuous Commercial Operation;

                1.3.5 The Seller undertakes that all the documents, receipts and information provided to the Buyer and End-user under this Contract shall be genuine, accurate, legal and valid;

                1.3.6 Considering that the Seller desires to sell the Subject Matter in accordance to this Contract, the Seller hereby undertakes to perform the obligations provided hereunder.

                1.3.7 The Seller's signatory has been duly authorized to execute this Contract.

        1.4 The Buyer, the End-user and the Seller hereby acknowledge that, during the term of this Contract, any party in breach of its undertaking under this Article shall be liable for making compensation to the other parties.

ARTICLE 2       Definition

                Unless otherwise explicitly indicated, the following terms used in this Contract shall have the definitions provided below:

        2.1 "Contract" means the main body of this Contract and all Appendices attached hereto.

        2.2 "Subject Matter" means the equipment, materials, Software License, and Technical Documentation as set out in Appendix 3 attached hereto.

        2.3 "Equipment and Service List" means the list of system equipment, materials, Spare Parts, fittings, Software License, and Technical Documentation as listed in Appendix 3 attached hereto.

        2.4 "Contracted Equipment or Equipment" means all equipment provided by the Seller to the Buyer and End-user in accordance with this Contract, including equipment, materials, Spare Parts, accessories and related Software.

        2.5 "System" means CDMA WAP system of China Unicom.

        2.6 "Technical Documentation" means related documentation of all the specification, manual, drawing, description and data of the Contracted Equipment provided in accordance with this Contract and its Appendices relating to the operation, maintenance, commissioning, testing and inspection of the Contracted Equipment.

        2.7 "Technical Training" means the technical training provided by the Seller to the End-user in accordance with the stipulations in Appendix 5 attached hereto.

        2.8 "Technical Services" means technical services relative to the Contracted Equipment that are provided by the Seller to the End-user in accordance with this Contract, including the survey, planning, design and optimization of network; the installation, testing, commissioning, operation of the Contracted Equipment; project management; use of Software and upgrading and other inspection, maintenance, repair and warranty services.

        2.9 "Cut-over" means the completion of the installation and testing of Contracted Equipment and the commencement of its Commercial Operation.

        2.10 "Preliminary Acceptance Test" means the preliminary acceptance tests of the Contracted Equipment conducted by the End-user and the Seller pursuant to the technical specification as stipulated in Appendix 1 attached hereto and the procedures and standards as set forth in Appendix 6. The End-user and the Seller will execute a certificate of Preliminary Acceptance upon successful completion of the Preliminary Acceptance Test.

        2.11 "Final Acceptance Test" means the final acceptance tests of the Contracted Equipment conducted by the End-user and the Seller pursuant to the technical specification as stipulated in Appendix 1 hereto and the procedures and standards as set forth in Appendix 6 attached hereto. The End-user and the Seller will execute a certificate of Final Acceptance upon successful completion of the Final Acceptance Test.

        2.12 "Scope of Work" means the statement of work and responsibilities for design, manufacturing, supplying, cut-over and acceptance tests of the System and Contracted Equipment by the Seller in accordance with Appendix 4 attached hereto.

        2.13 "Site" means the installation location of the Contracted Equipment in Beijing, Shandong, Zhejiang and Jiangsu of China.

        2.14 "Software" means all necessary programs, rules and commands that the Buyer and End-user are authorized to use under this Contract for the testing, inspection and operation of Contracted Equipment and the System.

        2.15 "Spare Parts" means the spares or accessories that are provided by the Seller to the Buyer and End-user for replacing the damaged components or spare parts of the Contracted Equipment.

        2.16 "Trial Run" means the period commencing from the completion of Preliminary Acceptance Test of Contracted Equipment in accordance with the procedures and standards set forth in Appendix 3 with continuous operation and no Curial Communications Failure of the Contracted Equipment thereafter. This Test Run Period is three months commencing from the date when the Buyer and End-user execute the certificate for Preliminary Acceptance.

        2.17 "Material Communications Failure" means failure of the main and back-up equipment that has provided public communications services to the public on the CDMA WAP network of China Unicom which cause the occurrence of equipment breakdown, communication suspension, loss of user data, failure of billing or material error in billing for an hour or over during normal operation timeframe due to the software or hardware of the Equipment, including:

        the failure of CDMA WAP network of China Unicom that gives rise to all or more than 30% of the communication suspended for more than sixty minutes (inclusive); or the failure to produce billing data, loss of billing data, or material error of billing data;

        2.18 "General Communications Failure" means any failure other than those provided in 2.17 above.

        2.19 "Original Equipment Manufacturers" means the manufacturers of all the third party products in relation to the System.

        2.20 "Warranty" means technical support and professional service provided by a third party equipment (including software) manufacturer (i.e. Original Equipment Manufacturer) in connection with the Contracted Equipment and System under this Contract in accordance with Appendix 8 hereto (including on-site services).

        2.21 "Commercial Operation" means the capability of operation of CDMA WAP network of China Unicom or any of its part, and with one or more premium subscribers.

        2.22 "Business Day" means Monday through Friday, except for statutory holidays of China.

        2.23 "Parties" means the Buyer, the End-user and the Seller, collectively.

        2.24 "Party" means any one of the Buyer, the End-user or the Seller.

ARTICLE 3       Subject Matter, Contents and Scope of this Contract

        3.1 The Buyer and End-user agree to purchase from the Seller, and the Seller agrees to sell to the Buyer and End-user, the equipment, materials, Spare Parts, fittings, Software License, training, system engineering and after-sales services and Technical Documentation as set out in Appendix 3.

        3.2 The Seller will grant to the End-user the non-exclusive and nontransferable license to use the Software for End-user's maintaining the normal Commercial Operation of the Contracted Equipment within China.

ARTICLE 4       Purchase Price

        4.1 The End-user shall pay to the Seller a total purchase price (the "Total Purchase Price") of RMB37,926,196 (RENMINBI THIRTY SEVEN MILLION NINE HUNDRED AND TWENTY SIX THOUSAND ONE HUNDRED AND NINETY SIX ONLY) in accordance with Appendix 2 of this Contract, of which:

                the Total Purchase Price payable to Beijing website shall be RMB11,227,904 (RENMINBI ELEVEN MILLION TWO HUNDRED AND TWENTY SEVEN THOUSAND NINE HUNDRED AND FOUR ONLY);

                the Total Purchase Price payable to Shanghai website shall be RMB8,346,180 (RENMINBI EIGHT MILLION THREE HUNDRED AND FORTY SIX THOUSAND ONE HUNDRED AND EIGHTY ONLY);

                the Total Purchase Price payable to Guangdong website shall be RMB8,769,071 (RENMINBI EIGHT MILLION SEVEN HUNDRED SIXTY NINE THOUSAND AND SEVENTY ONE ONLY);

                the Total Purchase Price payable to Chongqing website shall be RMB9,583,041 (RENMINBI NINE MILLION FIVE HUNDRED AND EIGHTY THREE THOUSAND AND FORTY ONE ONLY).

        4.2 The Total Purchase Price defined above is a fixed price.

        4.3 The Total Purchase Price defined above is a loco price after taxation designated by the End-user.

        4.4 The Total Purchase Price defined above shall include:

                4.4.1 The complete system equipment, installation materials, installation tools, Spare Parts and Technical Documentation as set forth in this Contract that are provided by the Seller.

                4.4.2 The expenses payable by the Seller in connection with the delivery of the Contracted Equipment from the place of the Seller to the site designated by the Buyer and the End-user, the loading and unloading in connection therein, and the insurance in the amount of 100% of the Total Purchase Price.

                4.4.3 The expenses payable by the Seller in connection with the engineering services (including the network survey, planning, design, installation, fine-tuning, optimization, cut-over and engineering services conducted before the execution of certificate of Preliminary Acceptance), and other technical service fees and training fees.

                4.4.4 The insurance premium payable by the Seller in connection with insurance of the equipment under the project during the period commencing from the unloading of the equipment on site and ending at the date of execution of the certificate of Preliminary Acceptance.

                        If the installation of the Subject Matter does not
                commence and the same remains in storage within 60 days after the planned installation date provided under this Contract due to the reasons on the part of the End-user, any storage expenses and insurance premium incurred from the 61st day after the planned installation date until the day of delivery on site shall be reimbursed by the End-user to the Seller. Such reimbursement shall not expressly indicate that the End-user will take any responsibility in connection with the Subject Matter during such period.

ARTICLE 5       Payment and Payment Terms

        5.1 All the payments under this Contract shall be made in Renminbi by the End-user through its designated account to the Seller's designated bank account in accordance with this Article.

        5.2 Payment upon Delivery

            Within 15 Business Days upon receipt of Subject Matter and the execution of all delivery certificates, the End-user shall pay to the Seller by wire transfer of 50% of the Total Purchase Price equaling RMB18,963,099 (RENMINBI EIGHTEEN MILLION NINE HUNDRED AND SIXTY THREE THOUSAND AND NINETY NINE
ONLY) in accordance with the receipts listed as items (1) and (2) below, of which:

            the Total Purchase Price payable to Beijing website shall be RMB5,613,952 (RENMINBI FIVE MILLION SIX HUNDRED AND THIRTEEN THOUSAND NINE HUNDRED AND FIFTY TWO ONLY);

            the Total Purchase Price payable to Shanghai website shall be RMB4,173,090 (RENMINBI FOUR MILLION ONE HUNDRED AND SEVENTY THREE THOUSAND AND NINETY ONLY);

            the Total Purchase Price payable to Guangdong website shall be RMB4,384,536 (RENMINBI FOUR MILLION THREE HUNDRED AND EIGHTY FOUR THOUSAND FIVE HUNDRED AND THIRTY SIX ONLY);

            the Total Purchase Price payable to Chongqing website shall be RMB4,791,521 (RENMINBI FOUR MILLION SEVEN HUNDRED AND NINETY ONE THOUSAND FIVE HUNDRED AND TWENTY ONE ONLY).

            (1) The original copy of payment instruction issued by the Seller to the End-user;

            (2) The original copy of delivery and acceptance certificate signed by the End-user and the Seller;

            The Seller shall issue commercial invoices of such amount to the above zones (the branches of the End-user), respectively, based on the Total Purchase Prices payable to Beijing website, Shanghai website, Guangdong website and Chongqing website within three Business Days upon receipt of such amount.

        5.3 Payment upon Preliminary Acceptance.

            The Seller and the End-user shall mutually execute the certificate of Preliminary Acceptance within five Business Days after the completion of the Preliminary Acceptance Test of the Contracted Equipment. The End-user shall pay to the Seller within 15 Business Days after the execution of such certificate by wire transfer of 40% of the Total Purchase Price equaling RMB15,170,478 (RENMINBI FIFTEEN MILLION ONE HUNDRED AND SEVENTY THOUSAND FOUR HUNDRED AND SEVENTY EIGHT ONLY) in accordance with the receipts listed as items
(1) and (2) below, of which:

            the Total Purchase Price payable to Beijing website shall be RMB4,491,162 (RENMINBI FOUR MILLION FOUR HUNDRED AND NINETY ONE THOUSAND ONE HUNDRED AND SIXTY TWO ONLY);

            the Total Purchase Price payable to Shanghai website shall be RMB3,338,472 (RENMINBI THREE MILLION THREE HUNDRED AND THIRTY EIGHT THOUSAND FOUR HUNDRED AND SEVENTY TWO ONLY);

            the Total Purchase Price payable to Guangdong website shall be RMB3,507,628 (RENMINBI THREE MILLION FIVE HUNDRED AND SEVEN THOUSAND SIX HUNDRED AND TWENTY EIGHT ONLY);

            the Total Purchase Price payable to Chongqing website shall be RMB3,833,216 (RENMINBI THREE MILLION EIGHT HUNDRED AND THIRTY THREE THOUSAND TWO HUNDRED AND SIXTEEN ONLY).

            (1) The original copy of payment instruction issued by the Seller to the End-user;

            (2) The original copy of the certificate of Preliminary Acceptance jointly signed by the End-user and the Seller;

            The Seller shall issue commercial invoices of such amount to the above zones (the branches of the End-user), respectively, based on the Total Purchase Prices payable to Beijing website, Shanghai website, Guangdong website and Chongqing website within three Business Days upon receipt of such amount.

        5.4 Payment upon Final Acceptance. The Seller and the End-user shall mutually execute the certificate of Final Acceptance within five Business Days after the completion of the Final Acceptance Test of the Contracted Equipment. The End-user shall pay to the Seller within 15 Business Days after the execution of such certificate by wire transfer of 10% of the Total Purchase Price equaling RMB3,792,619 (RENMINBI THREE MILLION SEVEN HUNDRED AND NINETY TWO THOUSAND SIX HUNDRED AND NINETEEN ONLY) in accordance with the receipts listed as items (1) and (2) below, of which:

            the Total Purchase Price payable to Beijing website shall be RMB1,122,790 (RENMINBI ONE MILLION ONE HUNDRED AND TWENTY TWO THOUSAND SEVEN HUNDRED AND NINETY ONLY);

            the Total Purchase Price payable to Shanghai website shall be RMB834,618 (RENMINBI EIGHT HUNDRED AND THIRTY FOUR THOUSAND SIX HUNDRED AND EIGHTEEN ONLY);

            the Total Purchase Price payable to Guangdong website shall be RMB876,907 (RENMINBI EIGHT HUNDRED AND SEVENTY SIX THOUSAND NINE HUNDRED AND SEVEN ONLY);

            the Total Purchase Price payable to Chongqing website shall be RMB958,304 (RENMINBI NINE HUNDRED AND FIFTY EIGHT THOUSAND THREE HUNDRED AND FOUR ONLY).

            (1) The two original copies of payment instruction issued by the Seller to the End-user;

            (2) The original copy of the certificate of Preliminary Acceptance jointly signed by the End-user and the Seller;

            The Seller shall issue commercial invoices of such amount to the above zones (the branches of the End-user), respectively, based on the Total Purchase Prices payable to Beijing website, Shanghai website, Guangdong website and Chongqing website within three Business Days upon receipt of such amount.

        5.5 Any banking and other expenses incurred in connection with performance of this Contract shall be borne by the Parties.

        5.6 The bank account designated by the Seller is as follows:

            Payee:           Hurray! Times Communications (Beijing) Ltd.

            Opening Bank:    Huaxia Bank, Capital Gymnasium Sub-branch

            Account No.      74283933325

        5.7 Any change in the bank and/or account number of the Seller shall be notified in writing to the End-user by the Seller 15 days prior to the End-user's payment pursuant to this Contract. If the Seller fails to notify the End-user in time or the notice is erroneous, the End-user will not bear any responsibility for overdue payment.

        5.8 The End-user shall pay to the Buyer the agency fee of this Contract in the amount of 0.25% of the Total Purchase Price equaling to RMB94,815 (RENMINBI NINETY FOUR THOUSAND EIGHT HUNDRED AND FIFTEEN ONLY) in lump-sum within three months upon execution of this Contract. Of which:

            the fee payable to Beijing website shall be RMB28,070 (RENMINBI TWENTY EIGHT THOUSAND AND SEVENTY ONLY);

            the fee payable to Shanghai website shall be RMB20,865 (RENMINBI TWENTY THOUSAND EIGHT HUNDRED AND SIXTY FIVE ONLY);

            the fee payable to Guangdong website shall be RMB21,923 (RENMINBI

TWENTY ONE THOUSAND NINE HUNDRED AND TWENTY THREE ONLY);

             the fee payable to Chongqing website shall be RMB23,957 (RENMINBI TWENTY THREE THOUSAND NINE HUNDRED AND FIFTY SEVEN ONLY).

             Opening Bank:    Guangdong Development Bank, Beijing Branch,
                              Cuiwei Road Sub-branch

             Account No.      137131516020000028

             Beneficiary:     China Unicom Import & Export Company Limited

ARTICLE 6       Delivery And its Terms

        6.1 The Seller shall deliver the equipment and materials, Software and Technical Documentation in connection with the Subject Matter hereunder to the Buyer at the designated place stipulated in Article 6.4. Partial delivery is allowed but shall not exceed two installments. The Seller guarantees that all equipment will be delivered in full set by websites with special installation tools and materials delivered at the same time.

        6.2 Upon delivery, the Seller should provide the Buyer and the End-user with two originals of delivery certificate. The representative of the End-user shall check against the actual arrivals, sign the two originals of the delivery certificate and return one of them to the Seller. The execution of the original of delivery certificates shall only be served as an evidence of receiving the numbers of the boxes and whether the package has been seriously damaged on a specific date.

        6.3 Ownership to and risk associated with the Contracted Equipment shall be transferred to End-user at the following date:

            Ownership to and risks associated with the Contracted Equipment shall be transferred to End-user at the date on which the equipment, materials, software and technical information provided by the Seller are good for Preliminary Acceptance Test and the certificate thereof is executed.

        6.4 The Seller will fulfill the delivery of the Contracted Equipment and materials, Software and Technical Documentation in accordance with the Implementation Time Schedule set out in Appendix 4.

            Date when the Seller completes delivery of all the Equipment: within two weeks after the execution of this Contract

            Place where the Seller delivers the Equipment: such site as designated by the End-user

        6.5 To ensure on-schedule delivery and on-schedule performance of this Contract in accordance with the Implementation Time Schedule set out in Appendix
                                                                        --------
4, the Seller shall assign engineers and technicians to conduct site survey with
-
the cooperation and assistance of the End-user.

        6.6 The Buyer and End-user shall have the right to assign their technical staff to witness factory acceptance at premises of the Seller before the Contracted Equipment is taken out of the factory. Where deemed necessary, the Buyer and End-user may assign their technical staff to the Seller's factory to participate in factory testing of the Contracted Equipment. Involvement of the technical staff of the Buyer and End-user in the factory acceptance or factory testing of the Contracted Equipment shall not relieve the Seller from any of its obligations hereunder.

        6.7 The Seller shall furnish the Buyer and End-user with the factory testing records for each set of the equipment and the certificate of origin when delivering the Contracted Equipment.

        6.8 The Seller shall make a standard testing to all the Contracted Equipment before the shipment to ensure that they can meet the requirements of the standards stipulated in the Technical Specification and shall submit a report in respect of the test. The test results must comply with the manufacturing specification as well as various specifications illustrated in Appendix 1.

        6.9 The Seller serves a written notice to the Buyer and the End-user the status of the Contracted Equipment no later than five working days before the shipment date.

ARTICLE 7       Packing, Marking, Transportation and Insurance

        7.1 The Seller shall firmly pack the to-be-shipped Subject Matter so as to protect the Subject Matter against moisture, wetness, rustiness, erosion and shock during long-distance inland transportation and warehousing. The Seller shall be liable for damage of the Subject Matter hereunder owing to improper packing.

        7.2 All the packing boxes including those containing bulk accessories shall be marked by the Seller with the Contract Number indicated. The Seller shall conspicuously mark the following on two sides of each box:

                1) Contract Number, names and pieces of the goods;

                2) Shipping mark;

                3) Consignee;

                4) Destination;

                5) Case No.;

                6) Gross weight/net weight;

                7) Dimension (L*W*H)

                7.2.1 Depending on the characteristics and different requirements of each container to be transported, the Seller shall mark such words as "Handle with Care", "This Side Up" and "Keep Dry".

                7.2.2 Marking shall be made in Chinese for inland transportation.

        7.3 The Seller shall label each accessory and fitting outside the package, such as "Spare Parts" or "Tools", and indicate the Equipment designation as well as the Contract Number and Case Number, if any part is packed separately from the Equipment, name of the part and relevant equipment, and the number of the part on the installation drawing shall be marked.

        7.4 The Seller shall enclose packing list in each shipment.

        7.5 The Seller shall bear the cost of transportation and transportation insurance of delivering the Contract Subject Matter to the designated place stipulated in Article 6.4, and shall bear the cost of insurance until the signature of the Preliminary Acceptance Test Certificate. The above cost is included in the Total Purchase Price.

ARTICLE 8       Standards and Commodity Inspection

        8.1 Quality Standard. The Contracted Equipment delivered by the Seller under this Contract shall fully comply with related standards promulgated by the Ministry of Information Industry of the People's Republic of China, ISO9001
(1994) international standards, various indexes and requirements set out in Appendix 1 and descriptions of technical functionality of the product in Appendix 8.

        8.2 Production, measurements and acceptance of the Contracted Equipment delivered by the Seller under this Contract shall comply with the requirements described in "Technical Specifications" and the relevant quality standards in Appendix 6.

        8.3 The Seller shall test and check the Contracted Equipment delivered under this Contract before taking them out of the factory, and furnish the test reports, quality certificate and origin certificate to the Buyer and End-user.

        8.4 All the Contracted Equipment delivered by the Seller under this Contract shall undergo open-case check at site designated by the End-user. The Seller must dispatch inspector(s) to make the open-case check on the site and bear expenses incurred by its own inspectors. During the said open-box check, each party involved shall carefully record any shortage, damage or inconsistency with stipulations hereunder identified in the open-case check and sign to validate the record. Such records shall constitute valid evidence for the Buyer and End-user to claim for replacement, repair or supplement from the Seller and to claim for insurance compensation. Should such shortage, damage or inconsistency with the quality standard set out in Article 8.1 herein be solely attributed to the Seller's default, the expenses of such replacement, repair and/or supplement shall be borne by the Seller. The End-user shall inform the Seller of the expected date of the open-case check within 3 business days prior to such check and shall notify the Seller as soon as possible once the exact date is confirmed. If the Seller fails to participate in the open-case check on the very date of such check, it will be deemed that the said party has willingly rejected the right of involvement in such check, in such case, the End-user shall have the right to proceed with the open-case check independently. For any shortage, damage or inconsistency with the quality standard set out in Article
8.1 in such event, the Seller shall provide replacement, repair or supplement thereof. If the Seller fails to make replacement, repair or supplement during the delivery period, it shall be deemed to have been delayed in delivery and shall be liable for the breach of contract. All freight, risks and inspection expenses incurred in such replacement, repair or supplement made to the Equipment shall be solely borne by the Seller.

        8.5 If the Seller holds objection against the claim by the Buyer and End-user, it shall raise such objection in writing within 5 business days upon receiving such claim. Failure of the Seller to raise such objection in writing within the period herein shall be deemed as the Seller's acceptance of the claim by the Buyer and End-user.

        8.6 The Buyer and End-user shall have the right to apply to competent commodity inspection authority for inspection of all the Contracted Equipment delivered by the Seller under this Contract, with the expenses thereof to be borne by the applying party, however, if any problem is identified in respect of the Equipment by such competent commodity inspection authority, the expenses of such commodity inspection shall be borne by the Seller.

ARTICLE 9 Testing (Preliminary Acceptance Test), Trial Run And Final Acceptance Test

        9.1 The End-user and the Seller will proceed with various tasks ranging from network planning, design, and equipment optimization, test to acceptance in accordance with the Schedule of Project Progress set out in Appendix 4. Within the term of this Contract, each of the End-user and the Seller should designate a representative in charge of dealing with technical issues in connection with this Contract, with their work plans to be determined through consultation among the representatives of all parties. In the event that any technical problem is identified or a dispute on technical problem arises, the representatives of the parties should analyze the reasons and clarify the responsibilities and coordinate to re-design. Day-to-day work and solutions shall be recorded in the work log during the commissioning and acceptance period. The daily record therein shall be confirmed by the respective representatives of the Parties by signature and each Party shall keep one copy.

        9.2 The Seller shall be responsible for the network planning, design and optimization, the delivery, testing and Final Acceptance Test of Contracted Equipment, while the technical personnel of the End-user shall provide necessary assistance.

        9.3 The acceptance testing shall recognize the requirement for conformity to the indexes and standards as set forth in Appendix 1 of this Contract, as well as the test procedures and standards of both Preliminary Acceptance Test and Final Acceptance Test set out in Appendix 6 of this Contract.

        9.4 Preliminary Acceptance Test

        9.4.1 The Preliminary Acceptance Test will commence within 30 days after the Contracted Equipment have been installed, tested, cut-over with System steadily operating. Within 15 days prior to the commencement of the Preliminary Acceptance Test, the Seller should confirm in writing with the End-user the date of Preliminary Acceptance Test and submit the testing scheme and related documents consistent with the test procedures and standards of Preliminary Acceptance Test as set out in Appendix 6 attached hereto.

        9.4.2 Representatives of the End-user and the Seller shall execute the certificate of Preliminary Acceptance within 3 business days after the successful completion of the Preliminary Acceptance Test of the Contracted Equipment. If, due to reasons not attributable to the End-user, the Preliminary Acceptance Test fails to come up to all the indexes and standards as set out in Appendix 1 of this Contract, the Seller shall eliminate the existent problem within 15 business days and resume the Preliminary Acceptance Test. All the cost incurred in solving such problem and resuming the Preliminary Acceptance Test shall be borne by the Seller.

        9.4.3 If, due to reason attributable to the End-user, the certificate of Preliminary Acceptance has not yet been issued within 15 business days from the successful completion of the Preliminary Acceptance Test of the Contracted Equipment, or after 90 days from the date of execution of the delivery certificate by the End-user, the End-user shall provide to the Seller and the Buyer a payment confirmation letter executed by the duly authorized representative of the End-user and affixed with an official seal of the End-user, and effect the payment installment due to the Seller upon successful completion of the Preliminary Acceptance Test as stipulated in Article 5.3 of this Contract. The aforementioned payment shall not relieve the Seller from its obligation to complete the Preliminary Acceptance Test of the Contracted Equipment and to get a pass in such test.

        9.5 Trial Run and Final Acceptance Test

                9.5.1 The Trial Run of the Contracted Equipment will be for a period of 90 days starting from the issuance of the certificate of Preliminary Acceptance for the Contracted Equipment. If any Major Communication Failure occurs for reasons attributable to Seller during the Trial Run, the Trial Run shall be suspended and resumed when such Major Communication Failure has been eliminated and the Contracted Equipment repaired by the Seller. If the Major Communication Failure occurs for reasons not attributable to the Seller, the Trial Run shall be suspended and resumed when such Major Communication Failure has been eliminated and the Contracted Equipment repaired by the Seller. The Seller is obligated to provide responsive technical support to the End-user who operates and maintains the Contracted Equipment in accordance with the Operation Manual during the Trial Run period.

                9.5.2 Except as otherwise provided in this Contract, the Final Acceptance Test on the Contracted Equipment shall be conducted 90 days after issuance of the certificate for Preliminary Acceptance. The Seller shall confirm the testing date with the End-user in writing, and submit a testing scheme and related information in conformity to the final acceptance test procedures and standards described in Appendix 6 of this Contract seven (7) days prior to the starting of the Final Acceptance Test.

                9.5.3 Representatives of the End-user and the Seller shall issue a certificate for Final Acceptance within three
                        (3) business days from the successful completion of Final Acceptance Test. In case the test fails to meet the requirements of all the parameters and indexes defined in the "Technical Specification" of Appendix 1 and the technical functionality described in Appendix 9 of this Contract due to reasons not attributable to the End-user, the Seller shall be responsible for solving all the existing problems and re-conducting the test within thirty (30) business days, with all the costs thereon undertaken by itself. In case the test fails to meet the requirements of all the parameters and indexes defined in the "Technical Specification" of Appendix 1 of this Contract due to reasons attributable to the End-user, the End-user shall be responsible for solving all the existing problems and re-conducting the test within thirty (30) business days, with all the costs thereon undertaken by the End-user.

               9.5.4 If, due to reasons not attributable to the Seller, the End-user fails to execute the certificate for Final Acceptance within 15 business days from the completion of Final Acceptance Test, or after 180 days from the date of the execution of the delivery certificate by the End-user, the End-user shall pay to the Seller the amount as set out in Article 5.4 of this Contract. However, such payment shall not relieve the Seller from its obligation to continue to conduct and complete the Final Acceptance Test of the Contracted Equipment.

                9.5.5 In cases where the Contracted Equipment fails to pass the Final Acceptance Test due to reasons attributable to the Seller, and the Seller has replaced the parts and/or solved the existing problems directing to such the failure, the End-user shall provide assistance in the second Final Acceptance Test.

                9.5.6 In case of equipment or parts repair/replacement due to reasons attributable to the Seller, all the costs incurred in such repair/replacement, including the expense incurred in transporting the Contracted Equipment or part thereof out of the End-user's Site for repair/replacement and in returning the repaired/replaced Equipment or parts thereof back to the End-user's Site, should be borne by the Seller.

        9.6 Final Acceptance of the Contracted Equipment and System shall not relieve the Seller and technical support party from its respective obligations during the Warranty Period stipulated hereunder.

ARTICLE 10      Technical Assurance And Warranty

        10.1    Technical Assurance

                10.1.1 The Seller assures that the Contracted Equipment provided is with high technical level and is manufactured by using the best and most up-to-date workmanship. The Seller also assures that the Contracted Equipment will work securely, reliably and stably, comply with the parameters and integrality stipulated in Appendix 1 and meets the performance standards stipulated in Appendix 8.

                10.1.2 The Seller assures that the Technical Documentation provided by it are the most up-to-date and is complete, clear and accurate, and comply with related stipulations of this Contract and its appendixes, so as to ensure reliable operation of the Contracted Equipment.

        10.2    Warranty

                10.2.1 Warranty period of the Contracted Equipment will be 24 months from the signing date of the Final Acceptance Certificate.

                10.2.2 In case of return-for-repair of any item of the Contracted Equipment, the Warranty period of the said item will be recounted. Warranty period of the returned-for-repair item shall be 12 months from the return, or the remainder of its original Warranty Period, whichever is longer.

        10.3 Within the Warranty Period, if the Seller decides to reclaim the defective items, the End-user shall return the defective items to the place and by means designated by the Seller, and complete the Repair Delivery Sheet, Technical Service Form and Failure Report furnished by the Seller. The charge for returning the defective items shall be on the Seller's cost.

        10.4 Within the Period of validity of this Contract, the repair/replacement period for the defective items is 10 working days, which should not impact the normal Commercial Operation of the System.

        10.5 Upon the occurrence of General communication Failures from the success of the Preliminary Acceptance Test and within the Warranty Period, the Seller shall respond within 4 hours upon receiving the notice of such failure in order to define the failure, make a decision on failure repair or parts replacement and give a written report to the End-user as early as possible. The Seller is obligated to eliminate the above-mentioned failure within 24 hours upon receiving the failure notice.

        10.6 In case of Material Communication Failure, upon receiving the failure notice, the Seller shall immediately dispatch engineers to the Site by the fastest transportation means to restore normal Commercial Operation of the Contracted Equipment and System and eliminate the above-mentioned failure within 24 hours with active cooperation from the End-user. If such failure is attributable to the fault of the Seller, the Seller shall be liable for losses to the Buyer and the End-user pursuant to the stipulations of Clause 13 of this Contract.

        10.7 If the End-user consider it necessary, the Seller shall dispatch its technicians to assist the End-user to make on-site check or repair, the Seller shall bear its own cost provided that such arrangement within the Warranty period.

        10.8 Beyond the Warranty period, the End-user may, within 60 days after the Warranty period, claim for warranty service for any defect that had occurred within the Warranty period.

        10.9 The aforementioned warranty service does not cover defects, damage, failure or malfunction resulting from:

                10.9.1  Damage caused by misuse or abuse to the System;

                10.9.2 Any modification, repair or alteration made by any third party other than the Seller or its authorized agent;

                10.9.3 Improper installation, storage, operation or maintenance executed by any third party other than the Seller or its authorized agent;

                10.9.4 Removal of the Contracted Equipment from the original installation site without consent from the Seller;

        10.10 This warranty is not applicable to equipment or system manufactured by any party other than the Seller or its authorized agents, regardless of whether these equipment or systems are combined or connected with the Contracted Equipment. In other words, this warranty is only applicable to the Contracted Equipment manufactured by the Seller.

        10.11 From the effective date of this Contract till the end of the Warranty period, the expenses of maintenance and return (including freight and insurance) of defective items of the Contracted Equipment shall be borne by the Seller. Beyond the Warranty period, the End-user will bear only the cost price of such maintenance and domestic one-way freight and insurance. Beyond the Warranty period, the Seller is obligated to continue the technical support services to the Contracted Equipment supplied hereunder. For Equipment required for replacement or repair services, the Seller will charge at the discount rate of the Contract, the Purchase Price or the then-current favorable price in market, whichever the lowest.

        10.12   Warranties, Modification and Upgrade of Software

                10.12.1 The Seller shall provide free-of-charge technical
                        support and warranty for the Software for a period from the date on which the delivery certificate is signed by the End-user to the date on which the certificate of Final Acceptance Test of the System is signed.


                10.12.2 The Seller assures that the Software is the latest commercially mature version without any designing or producing defect that can cater to the demands of normal and reliable Commercial Operation of the Contracted Equipment and the System.

                10.12.3 In the event that the Software supplied hereunder fails to meet the requirements set out in Appendix 1 hereto, the Seller should immediately provide free-of-charge modification and upgrade to the said Software.


                10.12.4 The Seller assures that the Software supplied hereunder is the latest mature version, and in the event the introduction of a upgraded version of the Software during the period from the execution of this Contract to the date on which the certificate of Final Acceptance Test is signed, the Seller shall provide free-of-charge upgrade of the fundamental software package (but not adding in new business or new function).

                10.12.5 The Seller warrants that it will provide the same level of warranty to the equipment purchased from the other third party suppliers and provided by it.

                10.12.6 The Seller warrants that it will make change or
                        renovation to the Software of the same version purchased on a free-of-charge basis.


                10.12.7 The Seller warrants that the discount rate of the new function and updated version of the Contract software should lower than the discount rate of this Contract.

                10.12.8 The Seller warrants that the equipment software and the network management software shall be upgraded smoothly and continuously as the update of the Software, and if failed, the Seller shall recover the former software edition and the related database at its cost.

        10.13 Upon expiry of the Software Warranty period, the End-user shall have the right to pursue a renewed warranty service agreement, under which, the Seller shall ensure that the price of such service is not higher than the identical service provided within the Warranty period under this Contract.

ARTICLE 11      Spare Parts

        11.1 The Seller shall ensure an availability of supply to the Buyer and End-user of Spare Parts of the Contracted Equipment for a period of ten (10) years from the signing date of the Final Acceptance Certificate; in the event that the Seller decides to discontinue production of a specific part, the Seller shall give an at least 6-month advance notice to the End-user, to enable the Buyer and End-user the opportunity to buy and stock adequate spares.

        11.2 The Seller shall ensure that the price the Buyer and the End-user will pay in purchasing Spare Parts of the Contracted Equipment not stipulated in the Appendix 3 will not be higher than the purchase price of Spare Parts in this Contract, and the discount rate thereof will not be lower than the discount rate of Spare Parts offered in this Contract or the then-current favorable price in the market (whichever is the lowest).

        11.3 The Seller shall provide recommendations on the purchase amount of the Spare Parts of the Contracted Equipment, and ensure accuracy and rationality of such recommendation. In case of inadequacy of Spare Parts that recommended within the Warranty period, the Seller shall, at its own cost, provide to the End-user sufficient Spare Parts.

        11.4 The Seller shall establish related Spare Parts warehouse in the designated cities provided in Article 6.4 to ensure the normal Commercial Operation of Contracted Equipment during and after the Warranty period.

ARTICLE 12      Additional Order and Capacity Expansion

        12.1 This Contract, upon execution, will constitute the framework contract for additional orders for equipment and service similar to the Contracted Equipment provided that such order does not exceed 10% of the Total Purchase Price.

        12.2 The price offered for system reconstruction/extension/expansion in future shall not be higher than the Purchase Price or the then-current favorable price in the market, and the discount rate of this Contract shall not be lower than the discount rate offered in this Contract (whichever is the lowest).

ARTICLE 13      Claims

        13.1 The End-user shall open the case at the sight of the Seller personnel within ten (10) business days after the Contracted Equipment reaches the site designated by the End-user, and the Contracted Equipment shall be inspected by the representatives of the End-user and the Seller respectively. The Buyer and End-user shall make and sign a detailed record on any shortage, damage or inconsistency with stipulations hereunder identified during such open-case check. Such record shall be deemed as valid evidence for the Buyer and End-user to claim replacement, repair or supplement from the Seller. Should such shortage, damage or inconsistency with stipulations hereunder be solely attributed to the fault of the Seller, the direct expenses of such replacement, repair and/or supplement shall be borne by the Seller. If the Seller fails to participate in the open-case check on the very date of such check, it will be deemed that the said party has willingly rejected the right of involvement in such check, in such case, the End-user shall have the right to proceed with the open-case check independently. For any shortage, damage or inconsistency with the quality standard set out in this Contract, the End-user shall have the right to demand the Seller to make replacement, repair, supplement thereof and/or compensation. All freight, risks and inspection fee incurred in such replacement, repair or supplement made to the Equipment shall also be borne by the Seller.

        13.2 Except for Force Majeure, if the completion of equipment shipment is delayed due to fault solely attributable to the Seller, for each 7 day period of such delay, the Seller shall pay to the Buyer and End-user a penalty at the rate of 0.5% of the Total Purchase Price. Duration of less than 7 days will be deemed as 7 days. If the completion of cutover of the Contracted Equipment cannot be made within the period set out in this Contract due to fault solely attributable to the Seller, for each 7 day period of such delay, the Seller shall pay to the Buyer and End-user a penalty at the rate of 0.5% of the Total Purchase Price. Duration of less than 7 days will be deemed as 7 days. However, the aggregate penalty imposed upon the Seller for delayed shipment and delayed cutover shall not exceed 10% of the Total Purchase Price.

        13.3 The penalty stipulated in Article 13.2 above will not relieve the Seller from performance of its obligations to deliver the Contracted Equipment, maintain the normal operation condition of the Contracted Equipment and other obligations and liabilities that shall be undertaken by the Seller hereunder. In the event that the delay indicated in Article 13.2 exceeds 60 days, the Buyer and End-user shall have the right to terminate this Contract and claim against the Seller for all losses suffered by the Buyer and End-user arising from such delay.

        13.4 From the signing date of the Preliminary Acceptance Test Certification till the end of the Warranty Period, if any defect or fault in the Equipment and Service furnished by the Seller causes the major communication failure, the Seller shall eliminate such defect or fault by means of free repair or replacement of the defective items of Equipment and by providing related services, within 24 hours upon receiving the notice. If Seller fails to eliminate such defect or fault causing such major communication failure within such 24 hour period, then for each additional day following the day of the expiry of such 24-hour period during which such defect or fault remains un-eliminated, the Seller shall pay to the Buyer and End-user a penalty at the rate of one ten thousandth (0.001%) of the Contract price. In the event that such penalty is not sufficient to cover the damages incurred by the Buyer and End-user thereby, the Seller shall be liable for the difference.

        13.5 From the issuance of the certificate of Preliminary Acceptance till the end of the Warranty period, if any defect or fault in the Contracted Equipment and Service furnished by the Seller causes any Material Communication Failure, the Seller shall eliminate such Material Communication Failure by providing free repair and/or replacement of the defective items of Contracted Equipment and by providing free related services, within 24 hours upon receiving the notice submitted by the Buyer or End-user to the Seller. The Seller also shall be liable to losses to the Buyer and the End-user due to the failure. The above-mentioned compensation shall be equivalent to the loss caused by such default and include such profit realizable after performance of this Contract, including without limitation: (1) the compensation made by the Buyer and the End-user for the actual loss sustained by users in connection with equipment breakdown or material system failure; (2) loss of operating income sustained by the Buyer and the End-user in connection with equipment breakdown or material system failure, such loss shall be calculated based on the average daily operating income of the last month.

        13.6 The loss or damages from the Material Communication Failure (including system shutdown) will be calculated starting from the time when the Seller receives the Buyer's or End-user's notice of the Material Communication Failure.

                If the Seller eliminates such Material Communication Failure within 24 hours, the maximum amount of damage of the Buyer and End-user payable by the Seller shall be no more than 8% of the Purchase Price. If the Seller fails to eliminate such Material Communication Failure within 24 hours, then the Seller shall be liable for the Buyer's or End-user's actual loss as if the Seller should have been breached this Contract.

                In any event, the Seller shall not be liable to the Buyer and the End-user for an amount greater than 100% of the Total Purchase Price.

ARTICLE 14      Force Majeure

        14.1 Force Majeure as referred to under this Article shall mean any event that is unpredictable, unpreventable, unavoidable or beyond the reasonable control of the Party, including but not limited to earthquake, typhoon, flood, fire and war.

        14.2 Any Party who cannot perform or complete its obligations hereunder due to Force Majeure shall inform other parties within fourteen (14) days from the date of occurrence of such Force Majeure, and where possible, send to other parties a signed certification of occurrence of such Force Majeure issued by a local public notarization authority within thirty (30) days from the date of occurrence of such Force Majeure.

        14.3 The party who cannot perform this Contract due to Force Majeure, depending on the effects of such Force Majeure, will not be responsible for delays or lack of performance resulting from Force Majeure unless otherwise stipulated by Law.

        14.4 Responsibilities shall not be released if delay or lack of performance occurs prior to the Force Majeure.

        14.5 Should the suspension of performance of this Contract due to the Force Majeure indicated herein last over 60 or more days, either Party shall have the right to terminate this Contract with written notice. In such event of termination, the Buyer and End-user shall not refuse to pay to the Seller the payable amount under this Contract that is not affected by the Force Majeure, and the Seller shall not refuse to perform its obligations not affected by the Force Majeure.

ARTICLE 15      Arbitration

                Any dispute arising out of or in connection with this Contract shall be settled through amicable consultation among the parties. In the event that such dispute cannot be settled amicably such dispute shall be submitted to arbitration by China International Economic and Trade Arbitration Commission (CIETAC) in accordance with its arbitration rules enforcing at time when such arbitration is appealed. The arbitration will be conducted in Beijing. The arbitration award shall be final and binding upon the parties.

                In the course of the arbitration, the parties shall continue to execute this Contract except for the part that is under arbitration.

ARTICLE 16      Notice

        16.1 All notices required to be given by the Buyer, the End-user and the Seller to other party(ies) in execution of this Contract or in connection with this Contract shall be in writing and delivered or transmitted to the addresses indicated in the permeable section of this Contract, by fax or similar communication means or registered post confirmed by the Buyer, the End-user or the Seller, as the case may be.

        16.2 In case of fax or similar communication means, the issuing date of the notice shall be deemed as the date of notice; in case of registered post, the date when the mail is received of postmark shall be deemed as the date of notice.

ARTICLE 17      Assignment

        17.1 If any party intends to assign this Contract or any part of it to a third party and such assignment is allowed by law, such party shall give prior notice to the other parties and must acquire the written consent of the other parties.

        17.2 Except as stipulated in Article 17.1, the Buyer and the End-user shall not disclose or furnish, directly or indirectly, any information, product or part supplied by the Seller under this Contract to any third party, locally or abroad.

ARTICLE 18 Confidentiality, Use of Information, Intellectual Property Right and Patent

        18.1    Intellectual Property Right in respect of Trade Secret

                18.1.1 All documents, materials and other information provided in any form or disclosed by the Seller to the Buyer and the End-user under this Contract with the indication of "Limited Use" or "Limited Communication" shall be regarded as the trade secrets of the Seller (the "Seller's Trade Secrets") and the intellectual property right in respect thereof shall remain the property of the Seller or its authorized party. The Seller and the End-user (including the branches of the End-user or its headquarter/branches of the group companies) shall have the perpetual right to use the Seller's Trade Secrets. Save for the disclosure under the PRC laws or regulations or except with the prior consent of the Seller or System Integrator, such obligation of confidentiality shall continue to take effect until December 31 of the fifth year after the termination of this Contract or the Seller's Trade Secrets are legally made known to the public, whichever is earlier.

                18.1.2 All documents, materials and other information provided by the Buyer and/or End-user to the Seller in any form or obtained from the Buyer and/or End-user in any form due to the execution and performance of this Contract, including without limitation, index and requirement of technical performance and any trade secret, shall be regarded as the trade secrets of the Buyer/End-user (the "Buyer's Trade Secrets"; for the purpose of this Article, the "Seller's Trade Secrets" and the "Buyer's Trade Secrets" shall be collectively referred to as the "Trade Secrets") and the intellectual property rights in respect thereof shall remain the property of the Buyer or End-user or their respective authorized party. The Seller may only use the Buyer's Trade Secrets for the performance of its obligation hereunder and shall be under an obligation to keep the Buyer's Trade Secrets confidential. Save for the disclosure under the PRC laws or regulations or except with the prior consent of the Buyer or End-user, the Seller shall not disclose the Buyer's Trade Secrets in any manner.

                18.1.3 The Seller or the Buyer/End-user may reproduce or replicate all or part of the Trade Secrets of the other parties hereto only when the installation, operation, administration, inspection and maintenance of the Contracted Equipment and its system are needed, or the reproduction or replication of all or part of such Trade Secrets is required for the discharge of its obligation hereunder.

                18.1.4 When the Seller has discharged all its obligation hereunder, or the Trade Secrets are no longer required for the purpose of discharging its obligation hereunder although all of its obligations have not been fully discharged, the Seller shall return the Buyer's Trade Secrets and any copies thereof to the Buyer and/or the End-user, or destroy them itself by notifying the Buyer and/or the End-user of such arrangement.

                18.1.5 With the prior written consent from the Supplier of the Trade Secrets, the party who receives such Trade Secrets in connection with this Contract may disclose to a third party the same upon receipt of a letter of guarantee from the third party in relation to the confidentiality of the Trade Secrets (such guarantee shall confirm the full compliance with the requirements and conditions stated in the above written consent), and shall, within three (3) business days of the receipt of the letter of guarantee from the above third party, submit the original copy of such letter to the Supplier of the trade Secrets.

                18.1.6 When a party hereto is required by a competent authority of the PRC government to make known the Trade Secrets pursuant to applicable laws or regulations, it shall do so and will be liable in any way to the other party who supplies the Trade Secrets. In such event, the party who is required to make known the Trade Secrets shall notify the other party who supplies the Trade Secrets of such disclosure in writing as soon as possible.

        18.2    Intellectual Property Right in respect of Computer Software

                The Buyer shall have the perpetual right or sublicence to use the computer software and programs legally owned or licensed by the Seller that are provided to the Buyer and the End-user under this Contract (the "Software and Programs"); the End-user shall have the perpetual right to use the Software and Programs but such Software and Programs shall in no way be provided to any third parties. Except with the prior written consent of the Seller, the End-user shall not reverse-engineer and disassemble the Software and Programs provided by the Seller hereunder. The Buyer shall have the right to further upgrade or improve the above Software and Programs by notifying the Seller of its intention.

                The End-user may only use the Software and Programs on the Contracted Equipment and System in the form of object code. The End-user may make a copy of such Software and Programs for archiving purpose, such copy shall carry copyright announcements and confidentiality marks same to the original Software.

        18.3    Patent Right, Trademark Right and Other Intellectual Property
Right

                The Seller confirms that it legally owns or has the right to use all the patent right, trademark right and other intellectual property right in connection with the Contracted Equipment. It also has the right to license, and perpetually licenses, the Buyer and the End-user (including the branches of the End-users or its headquarter/branches of the group companies) to use the above patent right.

        18.4    New Intellectual Property Right

                A party hereto carrying technological renovation to the Contracted Equipment (which means the Seller as a party, and the Buyer and the End-user as the other party) shall own the new intellectual property right in respect thereof (for the purpose of this Article, the "New Intellectual Property Right"), and the other party hereto shall have the perpetual right to use the New Intellectual Property Right free of charge.

                If the Software and Programs are upgraded or improved jointly by the Parties hereto (which mean the Seller/Technical Support Party as a party, and the Buyer/End-user as the other party), the intellectual property right in respect of such upgraded and improved portion shall be jointly owned by the Parties hereto. If the Software and Programs are further upgraded or improved by a party hereto, the intellectual property right in respect of such upgraded or improved portion shall be owned by that party. The other party hereto shall have the perpetual right to use such intellectual property right free of charge.

        18.5    Responsibilities of the Seller

                The Seller shall indemnify the Buyer and End-user (including the branches of the End-user or its headquarter/branches of group companies) against any damages they suffered as a result of being alleged by a third party for infringement in connection with their use of the intellectual property right licensed by the Seller under this Contract within the countries and regions authorized by the Seller.

                When the above allegation arises, the Buyer/End-user shall notify the Seller in writing of such allegation in a timely manner.

        18.6 All the research results (i.e. application software), copyrights and patent rights obtained in the course of the performance of this Contract shall remain the property of the End-user. The Parties hereto shall strictly observe the Copyright Law of the People's Republic of China and the Regulations for the Protection of Computer Software. Without the permission of the Buyer, the Seller shall not apply for the copyright and patent right in respect of such research results, nor shall it use the research results on any projects other than the projects of China Unicom.

ARTICLE 19      Trademark

                Without written permission of other parties, no Party shall use or simulate the brand name, trademark, icon, service logo, symbol, code, model or abbreviation of other parties in advertisements or at public places; no party shall represent that it possesses the ownership of the brand name, trademark, icon, service logo, symbol, code, model or abbreviation of other parties.

ARTICLE 20      Modification

        20.1 Modification, supplementation and alteration to this Contract shall be made in writing through consultation among the Parties and subject to signature by the duly authorized representatives of the Parties. The terms and conditions so modified, supplemented or altered shall constitute an integral part of this Contract and shall have the same legal effect as this Contract.

        20.2 Expenses and such problems as expenses and engineering schedule arising out of execution of this Contract due to modification, supplementation and alteration of this Contract shall be resolved or adjusted through consultation among the Parties.

ARTICLE 21      Miscellaneous Terms

        21.1 This Contract and its contents shall be kept confidential, no party shall disclose them to any third party without permission of other parties except where required to be reported to or archived by government agencies in accordance with law and relevant regulations, or where required to be presented in accordance with an order of a judicial authority.

        21.2 Some obligations of the parties under this Contract, including the terms and conditions of the Confidentiality, Use of Information and Assignment, shall survive the termination or expiry of this Contract.

        21.3 Appendices of this Contract constitute an integral part of this Contract. In case of discrepancy between any Appendix and the main body of this Contract, the main body of this Contract shall prevail.

ARTICLE 22      Interface Requirements

        22.1 The Seller is obligated to provide technical support for interconnection between the Contracted Equipment and System and equipment and system supplied by other vendors. All expenses for such technical support have been included in the Total Purchase Price.

ARTICLE 23      Tax

        23.1 All taxes and duties in connection with the execution of the Contract or the purchase, occupation and use of the Contracted Equipment levied by the Chinese Customs and other taxation authorities on the Buyer or the End-user in accordance with the tax laws of China shall be borne and paid by the Buyer or the End-user.

        23.2 All taxes and duties in connection with and in the performance of the Contract levied by Chinese Customs and other taxation authorities on the Seller according to Chinese tax laws and regulations shall be borne and paid by the Seller.

        23.3 All taxes and duties in connection with and in the performance of the Contract levied by the Customs and other taxation authorities on the Seller shall be paid by the Buyer or End-user on behalf of the Seller in accordance with the regulations of the PRC department. The Buyer or End-user shall take the responsibility to pre-pay the withholding tax and deduct the corresponding withholding tax fee from the relevant payment to the Seller.

        23.4 All taxes and duties incurred outside China in connection with and in the performance of the Contract shall be borne and paid by the Seller.

ARTICLE 24      Governing Law

                The Contract shall be governed in accordance with the laws of China.

ARTICLE 25      Y2K Warranty

        25.1 The Seller warrants the time and date shall not affect normal operation and maintenance of system.

        25.2 The Contracted Equipment and System shall use four-digit algorism to indicate year or, if the condition does not enable such indication, may use two-digit algorism for the time being (provided that four-digit algorism shall be used therein after 2010); provided, however, that the century value shall be accurately displayed and the leap years after Y2K be properly processed. The Contract System and Equipment that has adopted either of the above algorism in year indication shall be able to accurately identify their indication ways in connection with exchange of any information with the incorporation of any year information with such equipment or system that has adopted other year indication manner.

ARTICLE 26      Contents and Term of Contract

        26.1 This Contract will become effective upon the date of execution by the legal representative or duly authorized representative of the Parties and shall continue to take effect until the Parties hereto pay all outstanding amounts and the Warranty period is ended.

        26.2 Appendices of this Contract constitute an integral part of this Contract, and have the same legal force as the main body of the Contract.

        26.3 This Contract shall be in triplicate with the Buyer, the End-user and the Seller each holding one original counterpart. The Contract may have certain copies.

        26.4    This Contract is executed in Chinese.

                                 Signature Page

Buyer: Unicom Import & Export Company Limited


Legal Signatory/Authorized Signatory:                           (Signature)


Signature Date:


End-user: UNICOM New Times Mobile Telecommunications Company Limited


Legal Signatory/Authorized Signatory:                           (Signature)


Signature Date:


Seller: Hurray! Times Communications (Beijing) Ltd.


Legal Signatory/Authorized Signatory:                           (Signature)


Signature Date:





Contract No.:CUIEC - 04CIN1407